EXHIBIT 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-16739) of Oregon Steel Mills, Inc. of our report dated January 22, 1999 appearing on page 24 of this Annual Report on Form 10-K.



PricewaterhouseCoopers LLP

Portland, Oregon
March 18, 1999